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                                                                     EXHIBIT 3.3


                                     BYLAWS

                                       OF

                             GENOMIC SOLUTIONS INC.


                            (A DELAWARE CORPORATION)


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                                     BYLAWS
                                       OF
                             GENOMIC SOLUTIONS INC.



                                    ARTICLE I
                                     OFFICES

                  Section 1.  Offices.

                  The Corporation also may have offices other than its registered office at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the
Corporation`    may require.

                                   ARTICLE II
                                  STOCKHOLDERS

                  Section 1.  Stockholder Meetings.

                  (a) Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice or waiver of notice of the meeting.

                  (b) Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice or waiver of notice of the meeting.

                  (c) Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board; the President of the Corporation; the Board of Directors, pursuant to a resolution adopted by the Board of Directors; or at the request in writing of stockholders owning at least fifty percent (50%) of the entire capital stock of the Corporation issued, outstanding and entitled to vote. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

                  (d) Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  (e) Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, or if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting, shall have the power to adjourn the meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented; provided that if the



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adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed.

                  Section 2. Determination of Stockholders Entitled to Notice and to Vote.

                  To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VI, Section 1 of these Bylaws.

                  Section 3.  Voting.

                  (a) Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power registered in the name of such stockholder at the time fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at such meeting.

                  (b) Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the stockholder or such stockholder's duly authorized agent and delivered to the Secretary of the Corporation. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  (c) No proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.

                  (d) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

                  (e) The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Such inspector may be an officer, director or employee of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                  Section 4.  Action at Meeting.

                  When a quorum is present at any meeting, the holders of a majority of the stock present or represented and entitled to vote on the subject matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and entitled to vote on the subject



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matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

                  Section 5.  Action Without Meeting.

                  Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 6.  Advance Notice of Nominations.

                  Subject to such rights of the holders of any class or series of preferred stock as shall be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the issuance of any such class or series, only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors, or (b) by any stockholder or stockholders of the Corporation holding, individually or in the aggregate, at least ten percent (10%) of the shares entitled to vote at such meeting in the election of directors who complies with the requirements of this
Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the scheduled meeting date, regardless of any postponements, deferrals or adjournments of the meeting to a later date; provided, however, that if the scheduled meeting date differs from the date of the next preceding annual meeting of stockholders and if less than one hundred thirty (130) days notice or prior public disclosure of the scheduled meeting date is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such person, and (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected, and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nomination and (ii) the number of shares of each class of voting stock of the Corporation which are then beneficially owned by the stockholder. The presiding officer of the meeting of stockholders shall determine whether the requirements of this Section 6 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 6, he or she shall so declare at the meeting and the defective nomination shall be disregarded.


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                  Section 7.  Advance Notice of Stockholder Proposals.

                  At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by or at the direction of the Board of Directors or (b) by an stockholder of the Company who complies with the requirements of this Section 7 and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely advance notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the scheduled meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the scheduled meeting date differs from the date of the next preceding annual meeting of stockholders and if less than one hundred thirty (130) days notice or prior public disclosure of the scheduled meeting date is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (w) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and other stockholders known by such stockholder to be supporting such proposal, (y) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such notice and
(z) any financial interest of the stockholder in such proposal. The presiding officer of the annual meeting shall determine whether the requirements of this
Section 7 have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder's proposal was not made in accordance with the terms of this Section 7, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

                  Section 8.  List of Stockholders.

                  The officer who has charge of the stock ledger of the Corporation shall prepare at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 9.  Meeting Leadership.

                  The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.



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                  Section 10.  Order.

                  Meetings of the stockholders need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate, in his or her sole discretion, to assure that the business of the meeting is conducted in an orderly manner.

                                   ARTICLE III
                               BOARD OF DIRECTORS

                  Section 1.  General Powers.

                  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

                  Section 2.  Election of Directors

                  (a) Number, Qualification and Term of Office. Directors shall be elected as specified in the Certificate of Incorporation, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

                  (b) Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled as provided in the Certificate of Incorporation.

                  (c) Resignation. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  (d) Removal. Except as provided in the Certificate of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  Section 3.  Meetings of the Board of Directors.

                  (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice within two (2) days of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

                  (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or the President on at least two (2) days notice to each director, either personally, or by courier, telephone, facsimile, mail or telegram. Special meetings shall be called by the Chairman, the Chief Executive Officer, the President or the Chief Financial Officer in like manner and on like notice at the written request of one-half or more of the directors then comprising the Board of Directors stating the purpose or purposes for



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which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

                (c) Place of Meetings. Meetings of the Board of Directors, both regular and special, may be held at any place within or without the state of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the Board of Directors. In the absence of any such designation, meetings of the Board of Directors shall be held at the Corporation's principal executive office.

                (d) Participation by Telephone, Members of the Board of Directors, or any committee designated by the Board, may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

                (e) Quorum. At all meetings of the Board of Directors, a majority of the duly elected directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                (f) Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

                A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  Section 4.  Action without Meeting.

                Any action required or permitted to be taken by the Board of Directors at any meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee thereof.


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                  Section 5.  Compensation of Directors.

                  In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

                  Section 6.  Committees of the Board.

                  (a) Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors then in office, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of
Section 151 of the General Corporation Law of the State of Delaware, as amended, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors shall have the power, at any time for any such reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee. Except as the Board of Directors may otherwise determine any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

                  (b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents with the Secretary of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

                  Section 1.  Officers.

                  The officers of the Corporation shall be chosen by the Board of Directors at its regular meeting following the annual meeting of the stockholders and shall consist of a Chairman of the Board, a President, a Chief Executive Officer, a Secretary, a Treasurer and a Chief Financial Officer, and may consist of Vice Presidents, an Assistant Secretary and an Assistant Treasurer. The Board of Directors may appoint such other officers as it deems appropriate. Any



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Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. The officers of the Corporation shall hold office until their successors are chosen and qualify, or until their death, resignation or removal. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

                  Section 2.  Chairman of the Board of Directors.

                  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chairman shall perform such duties as may be assigned to him by the Board of Directors.

                  Section 3.  Chief Executive Officer.

                  The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.

                  Section 4.  The President.

                  In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He or she shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. In general, he or she shall perform all duties incident to the office of President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                  Section 5.  The Chief Financial Officer.

                  The Chief Financial Officer shall be the principal accounting and financial officer of the Corporation. He or she shall: (i) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (ii) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

                  Section 6.  Vice Presidents.

                  In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Executive Vice-President and then the other Vice-President or Vice-Presidents) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.



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                  Section 7.  The Secretary.

                  The Secretary shall attend all meetings of the Board Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. Any other officer shall also have the authority to affix the seal of the Corporation and to attest the affixing by his or her signature.

                  Section 8.  The Treasurer.

                  In the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time proscribe.

                  Section 9.  The Assistant Secretary.

                  The Assistant Secretary, or if there be more than one, the Assistant Secretaries shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                  Section 10.  The Assistant Treasurer.

                  The Assistant Treasurer, or if there be more than one, the Assistant Treasurers shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                  Section 11.  Resignation and Removal.

                  Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  The Board of Directors, or a committee duly authorize to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.


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                  Section 12.  Salaries.

                  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                    ARTICLE V
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  Section 1.  Certificates for Shares.

                  Every holder of stock of the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

                  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

                  Section 2.  Transfer.

                  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and evidence of compliance with applicable law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 3.  Record owner.

                  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  Section 4.  Lost Certificates.

                  The Board of Directors or the Corporation's executive officers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the Corporation's executive officers may, in its, his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.



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                                   ARTICLE VI
                                  MISCELLANEOUS

                  Section 1.  Record Date.

                  (a) The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) The Board of Directors may determine the stockholders entitled to consent to corporate action in writing without a meeting, by fixing a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

                  Section 2.  Execution of Instruments.

                  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.

                  Section 3. Stock in Other Corporations.

                  Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, or by any proxy appointed in writing by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice-President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors.


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


Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice-President or by any other officer or officers thereunto authorized by the Board of Directors.

                  Section 4.  Corporate Seal.

                  The Corporation may have a corporate seal in such form as shall be proscribed and adopted by the Board of Directors.

                  Section 5.  Construction and Definitions.

                  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware, as amended, shall govern the construction of these Bylaws.

                  Section 6.  Amendments.

                  (a) By the Board of Directors. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

                  (b) By the Stockholders. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting.

                  Section 7.  Conflicts of Interest.

                  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if such contract or transaction was in effect prior to the adoption of these Bylaws, or if:

                  (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.


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


                  Section 8.  Quorum.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  Section 9.  Severability.

                  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

                  Section 10.  Pronouns.

                  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as identity of the person or persons may require.



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